Exhibit 3.2
INDEX TO THE BYLAWS OF

ANNEX BUSINESS RESOURCES, ·INC.

ii

iii

BYLA\VS

OF

ANNEX BUSINESS RESOURCES, INC.

ARTICLE 1 - OFFICES

SECflON l.1 PRINCIPAL OFFICE

The mllial principal office of the corporation in the state of Nevada shall be locuted in Carson Cuy . The corporation may have such other offices, either wnhin or outstde of the state of Nevada as the board of directors may designate, or as the business of the corporauon may require from time to time.

SECTION 1.2 REGISTERED OFFICE

The registered office of the corporauon, required by Chapter 78 of the Nevada Re\.ised Starutes to be maintained in the state of Nevada, may be, but need not be, tdentical wath the princtpal office in the state of Nevada, and the address of the registered office may be changed from time to time by the board of directors

ARTICLE 2 - SHAREHOLDERS

SECTION 2.1 ANNUAL MEETING

The annual meeting of the shareholders shall be held on the 20th day of July of each year. commencang with the year 1998, at the hour of 10:00 a.m., or at such other time on such other day as shall be fixed by the board of chrectors for the purpose of electing directors and for the transaction of such olher business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state of Nevada, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of dtrec10rs shall cause the election to be held at a specaal meeting of Lhe shareholders ns soon thereafter as may be convenient.

SECTION 2.2 SPECIAL MEETINGS

Special meetings of the shareholders, for any purpose or purposes, unless othcrwtse prescribed by statute, may be called by the president or by the board of directors, and shall be called by the president at the request of the holders of not less than one-tenLh of all outstanding shares of the corporauon enutled to vote at the meeting.

SECTION 2.3 PLACE OF MEETINGS

The board of directors may designate any place, either within or outside of the state of Nevada, as the place of meeti ng for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the princapal office of the corporation in the state of Nevada.

SECTION 2.4 NOTICE OF MEETING

Writcen notice stating the place, day and hour of lhe meeting of shareholders and, an case of n special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by starute, be delivered not less than ten nor more lhan siJtty days before the date of the meeting, either personally or by mail, by or at the direcuon of the president, or the secretary, or the officer or other persons calling the meeting, to each shareholder of re ord entitled to vote at such meeting. If mailed, such nouce sbaJI be deemed to be delivered when deposited in the United States mail, addressed to lhe shareholder at his or her address as u appears on the stock transfer books of the corporation, with postage thereon prepaid.

SECfiON 2.5 MeETING OF ALL SHAREHOLDERS

Except as provided by law, if a majonty of the shareholders meet at any time and place, enher within or outside of the state of Nevada, and consent to the boldjog of a meeting at such time and place, such mec11ng shall be val1d wtlhout call or notice, and at such meeung any corporate action may be taken.

SECTION 2.6 CLOSI NG OF TRANSFER BOOKS OR FIXING OF RECORD DATE

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of sharenolders or any adjournment thereof, or shareholders entitled to receive payment of any divtdend, or m order to make a determination of shareholders for any other purpose, the board of di rectors of the corporation may provide tnat the share transfer books shall be closed for a l'>tated period but not to exceed, tn any case, stltty days. If the share transfer books shall be closed for the purpose of determining shareholders entitled ro notice of or to vote at a meeting of shareholders, such books shaJJ be closed for nt least ten days immediately preceding such m eLing. In lieu of closing the share transfer books, the bonrd of directors may fix in advance a date as the recon1 date for any such determmauon of shareholders, such date 10 any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the parucular action, requinng such determination of shareholders, is to be taken . If the snare transfer books are not closed and no record date •s fixed for the determination of shareholders entitled to notice of or to vote at a meeung of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or Lhe date on "'hich the resolution of the board of directors declaring such dividend is adopted, as the case rna) be, shall be the record date for such determination of shareholders. Wben a derennination of shareholders entitled to vote at an) meering of shareholders has been n1ru:le as provided in this Section, such determination shall apply to any adJournment thereof.

SECI'ION 2.7 VOTING RECORD

The officer or agent hav1ng charge of the stock transfer books for shares of the corporation shall make. at least ten days before such meeting of shareholders, a complete record of the shareholders entitled to vote m each meettng of shareholders or any adjournment thereof, arranged m alphabetical order. wuh the address of and the number of shares held by each. The record, for a period of ten days prior to such meeting, shall be kept on tile at the principal office of £he corporation, whether within or outside of Lhe state of Nevada, and shall be subject to inspecuon by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof .

The original stock transfer books shall be the prima facie evidence as to who are the shareholders entitled to ex.amine the record or transfer books or ro vore at any meeting of shareholders.

SECTION 2.8 QUORUM

A majority of the outstandmg shares of the corporatlon entitled to vote, represented in person or by proxy, shall constatute a quorum at any meetmg of shareholders, except as otherwise provided by Chapter 78 of the Nevada Revised Statutes and the Articles of Incorporation. ln the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty days without funher notice. At such adjourned meeting at which a quorum shall be present or represemed , any business may be transacted which TllJghi have been transacted at the meeting as orig nally nouced The shareholders present nt a duly orgamzed meeting may continue to transact business unril adjournment, notwithstanding the withdrawal during such meeting of that number of shareholders whose absence would cause there to be less than a quorum.

SECTTON 2.9 MANNER OF ACTING

If a quorum tS present, the affmruuive vote of lhe maJority of the shares represented at the meeting and emit led to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwtSe required by statute or by the Articles of I ncorporation or these bylaws.

SECTION 2.10 PROXIES

At all meetings of shareholders a shareholder may vote in person or by proxy executed in writing by the shareholder or by a duly authorized attorney-in-fact Such proxy shall be filed wah the secretary of the corporation before or at the Lime of the meeting. No proxy shall be valid after six months from the date of Its execuuon, unless otherw1se provided m tbc proxy.

SECTION 2.11 VOTING OF SHARES

Unless otherwise provided by these bylav.s or the Articles of Incorpornuon, each outstandang share entitled to vote shall be entitled co one vote upon each matter submitted to vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such maHer.

SEcriON 2.12 VOTING OF SHARES BY CERTAIN SHAREHOLDERS

Shares standing in the name of another corporation may be voted by such officer agent or proxy as the bylnws of such corporation may prescribe, or, m the absence of such provision, as the board of directors of such other corporation may determine.

Shares standing in the name of a deceased person, a minor ward or an tncompetem person, may be vored by an administrator, executor, court appomted guardian or conservator, either in person or by proxy wilhout a ttansfcr of such shares into Lhe name of such administrator, executor, court appointed guardian or conservator. Shares standing m the name of a trustee may be voted by him, eather in person or by proxy, but no trustee shall be entitlt.'<l ro vote shares held by him or her WithoUt a transfer of such shares into h1s or her name.

Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the trustee name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be enutled to vote such shares until the shares have been tran.-;ferred into the n:une of the pledgee, and thereafter the pledgee shall be entitled to vore the shares so transferred.

Neither shares of its ow n stock belonging to chis corporation, nor shares of its own stock held by it in a fiduciary capacity. nor shares of its own stock held by another corporation if the majority of shares entitled to 'ote for the election of directors of such corporation is held by this corporation may be vored, directly or indirectly. ar any meeting and sbalJ not be counted in determining the total number of outstanding shares at any given ttme.

Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstandtng shaTes on and after the date on which wrinen nouce of redemption bas been mailed to shareholders and a sum sufficient to redeem such shares has been depostted wHh a bank or tru::.t company wtLh Irrevocable instruction and authority to pny the redemption price to the holders of the shares upon surrender of cenificates therefor.

SECTION 2.13 INFORMAl ACTION BY SHAREHOLDERS

Except as provided by law. any action required or penni ned to be tal<en at a meeting of lhe shareholders may be taken without a meeting if a consent in writing, serting fonb the action so taken, shall be signed by a majority of the shareholders enntled to vote with respect to the subject matter thereof.
SECTION 2.14 VOTING BY BALLOT

Voting on any question or in any clcc11on may be by voice vote unless the prestding officer shall order or any shareholder shall demand that voung be by ballot.

SECTION 2.15 CUMULATIVE VOTING

Cumulative votmg shall not be pennuted in the elecuon of officers or directors, or 10 any other mauer.

ARTICLE 3 - BOARD OF DIRECTORS

SECTION 3.1 GENERAL POWERS

The business and affair.; of the corporation shaH be managed by its board of dtrectors.

SECTION 3.2 PERFORMANCE OF DUTIES

A dtrector of the corporation shaH perform his or her duties as a dtrector, including his or her duties as a member of any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation. and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his or her duties. a director shall be entitled tO rely on information, opinions, reports, or statements, including financial statements and other fmancial data, in each case prepared or presented by persons and groups listed in paragraphs A, B, and C of this Section 3.2; but he or she shall not be considered to be acting in good faith tf be or she has knowledge concerning the matter in question t.hat would cause such reliance to be unwarranted. A person who so performs hts or her duties shall not have any liability by reason of being or having been a director of the corporation. TI1ose persons and groups on whose mformation. opinions, reports, and statements a d1rector is entitled to rely upon are.

A. One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matter presented;

B. Counsel, public accountants, or other persons as to matters which Lhe director reasonabl> believes to be within such persons' professional or expen competence; or

C. A committee of the board upon which he or she does not serve, duly designated in accordance with Lhe provision of Lhe Articles of Incorporation or the bylaws, as to matters within hs designated authority, whtch committee the d1rector reasonably believes to ment confidence.

SECTION 3.3 NUMBER, TENURE AND QUALIFICATIONS

The number of dtrectors of rhe corporation shall be fixed from time to time by resolution of the board of directors, but in no tnstance shall there be less than one director or that number otherwise requtred by law Each dtrector shall hold office until the next annual meeting of shareholders or until his or her successor shaH have been elected and qualified. Directors need not be restdents of the state of Nevada nor shareholders of rhe corporauon.

There shall be a chairman of the board, who has been elected from among Lhe directors. He or she shall preside at all meetings of the stockholders and of Lhe board of directors. He or she shall have such other powers and duties as may be prescribed by the board of directors.

SECTION 3.4 REGULAR MEETINGS

A regular meeting of the board of directors shall be held without other notice than thts bylaw immediately after, and at the same place as, the annual meeung of shareholders. The board of dJrectors may provide, by resoluuon, the time and place, either withm or without the stale of Nevada, for the holding of additiOnal regular meetings without othC"r notice than such resolution

SECTION 3.5 SPECIAL MEETINGS

Special meetings of the board of directors may be called by or at the request of the president or any rwo directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the srare of Nevada, as the place for holding any specia1 meeting of the board of ducctors called by them.

SECTION 3.6 NOTICE

Written notice of any special meeting of directors shaH be given as follows:

By mail to each director at his or her business address at least three days prior to the meeting; or

By personal delivery or telegram at least twenty-four hours prior to the meeting to the business address of each director, or in l.be event such notice is given on a Sarurday, Sunday or holiday, to the residence address of each director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail . so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shaJI constitute a waiver of notice of such meeting, except where a director auends a meeting for the express purpose of objecting to the transaction of any business because the meenng is not lawfully called or convened. Neither the business to be rransacted at, nor the purpose of, any regular or spec1al meeung of the board of directors need be spec1fied in the notice or waiver of notice of such meeting.

SECTION 3.7 QUORUM

A majoril}' of the number of directors fixed by or pursuaru to Section 3.2 of this Article 3 shall constirure a quorum for the transaction of busmess at any meeting of the board of directors, but if less than such majoril}' is present at a meeting, a majority of the directors present may adjourn the meet10g from time to time without funher notice.

SECfiON 3.8 MANNER OF ACTING

Except as otherwise required by law or by the Anicles of Incorporation, the act of the majority of the d1rectors present at a meeting at which a quorum is presem shall be the act of the board of directors.

SECTION 3.9 INFORMAL ACTION BY DIRECTORS

Any action required or permiued to be taken by the board of directors or by a committee thereof ai a meeting may be taken without a meeting if a coosem in writing, sening forth the action so taken, shall be signed by all of the directors or all of the committee members entitled to vote with respect to the subJeCt mcurer thereof.

SECTION 3.10 PARTICIPATION BY ELECTRONIC MEANS

Any members of Lhe board of directors or any committee designated by such board may part1c1pate 1n a meeting of the board of directors or corrunittee by means of telephone conference or similar communications equipment by which all persons partiCipating in the meeung can hear each other ai the same llme. Such parucipation shall constitute presence in person at lhe meeting.
SECTION 3. 11 VACANCIES

Any vacancy occurring in the board of directors may be filled by the affirmative vote of a maJoriry of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of dtrectors may be filled by election by the board of directors for a term of office continuing only umil lhe next election of directors by the shareholders.

SECTION 3.12 RESIGNATION

Any director of the corporation may resign at any time by giving wnuen notice to lhe president or the secretary of lhe corporation. The resignauon of any director sball take effect upon receipt of notice thereof or at such later time as shall be specified in such notice: and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the board, effective at a furure date, a majoril}' of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacanc1es, the vote thereon to take effect when such resignation or resignatiOns shall become effective.

SECTION 3.13 REMOVAL

Any director or directors of the corporauoo ma) be removed at any time, with or without cause, in the manner provided in Chapter 78 of the Nevada Revised Statutes.

SECTION 3.14 COMMTITEES

By resolution adopted by a majority of the board of directors, the dtrectors may destg.nate two or more directors to constitute a committee, any of which shall have such authorlry in the management of the corporation as the board of directors shall designate and as shall be prescribed by Chapter 78 of the Nevada Revised Statutes.

SECTION 3.15 COMPENSATION

By resolution of the board of directors and irrespecuve of any personal interest of any of the members, each director may be paid his or her expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for anendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving lhe corporation in any other capacity and receiving compensation therefor.

SECTION 3.16 PRESUMPTlON OF ASSENT

A director of the corporation who is present at a meeting of the board of directors at whach action on any corporate maner is taken shall be presumed to have assented to the action taken unless has or her dassent shall be entered an lhe minutes of the meeting or unless he or she shall file his or her written dissent to such actaon wllh the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporauon immediately after the adJOurnment of the meeting. Such nght to dissent shall not apply to a dtrector who voted in favor of such action.

ARTICLE 4 - OFFICERS

SECTION 4.1 NUMBER

The officers of the corporation shall be a president, a secretary and a treasurer. each of whom shall be elected by the board of darec10rs. Such other officers and assistant officers as may be deemed necessary rna) be elected or appointed by rhe board of directors. Any two or more offices may be held by the same person

SECTION 4.2 ELECTION AND TERM OF OFFICE

The officers of the corporat ion to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after the annual meeting of the shareholders. If lhe election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall bold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

SECTION 4.3 REMOVAL

Any officer or agent may be removed by me board of dtrectors whenever in its judgment the best interestS of the corporation will be served thereby, but such removal shall be without prejudice to the C{)ntract ngbts, if any, of t he pers"On so removed. Elecuon or appointment of an officer or agent shaU not of itself create contract

righlS.

SECTION 4.4 VACANClES

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled b) the board of dtrcctors for the unexpired ponion of the term

SECTION 4.5 PRESIDENT

The president shall be the chief executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the busmess and affairs of the corporation He or she shall, when present, and in the absence of a chairman of the board, preside at all meetings of the shareholders and of the board of directors. He or she may sign. with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instrumenlS which the board of directors has authorized to be executed, excepted tn cases where the signing and execution thereof shall be expressl y delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directorli from time to time.

SECTION 4.6 VICE PRESIDENT

If elected or appointed by the board of directors, the vice president (or tn the event there be more than one vice president, the vice presidents in the order designated at the ume of their clccuon, or in the absence of any designation, then in the order of their election) shall, in the absence of the president or in the event of his or her death, mabiliry or refusal to act, perform all duues of lhe presideru, and when so acung, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign, with the treasurer or an assistant rreasurer or the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such omer duties as from time m rime may be assigned to him or her by the president or by the board of directors.
SECTION 4.7 SECRETARY

The secretary shall: (a) keep the mmutes of the proceed togs of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices arc duly gtvcn tn accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporatton and see that the seal of the corporation is affixed ro all documents the execution of which on behalf of the corporation under tlS seal IS duly authorized: (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign wilh the chatrman or vice chamnan of me board of directors. or the president, or a vice president, cenificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all dunes incident to the office of secretary and such other duties as from ume to time may be assigned to him or her by the president or by lbe board of dtrectors

SECTION 4.8 TREASURER

The treasurer sbal1: (a) have charge and custody of and be responsible for all funds and secunues of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the co-rporatton in such banks. trust companies or other depositories as shall be selected in accordance with the provisions of Article 5 of these bylaws; and (c) in general perform all of the duttes incident to the office of treasurer and such other dulles as from time to ttme may be assigned to him or her by the president or by the board of directors.

SECTION 4.9 ASSISTANT SECRETARJES AND AsSISTANT TREASURERS

The asSIStant secretaries, when authorized by the board of directors, may sign with the chamnan or v1ce chrurman of the board of directors or the president or a vice presjdent certificates for shares of the corporation the issuance of which shall have been 3uthorized by a resolution of the board of directors. The assistant secretaries and assistant tre3Surers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively. or by the president or the board of directors.

SECTION 4.10 BONDS

If the board of directors by resolution shall so require. any officer or agent of the corporauon shall give bond 10 the co-rporation in such amount and with such surety as the board of directors may deem sufticient, conditioned upon the faithful perfonnance of their respective duties and offices.

SECTION 4.11 SALARIES

The salar1es of the officers shall be fixed from time to ume by the board of directors and no omcer shall be prevented from receiving such salary by reason of the fact that he or she is also a rurector of the corporation.

ARTICLE 5 - CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 5.1 CONTRACTS

The board of directors may authontc any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confmed to specific instances.

SECTION 5.2 LoANS

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued m 1ts name unless authorized by a resoluuon of the board of directors. Such authority may be general or confined to specific instances.

SECTION 5.3 CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for the payment of money, notes or other evidences of Indebtedness issued in the name of the c rporation shall be signed by such officer or officers. agent or agents of the corporation and in such manner as shall from ume to time be deu:muned by resolution of the board of directors

SECTION 5.4 DEPOSITS

All funds of the corpora tion not otherwise employed shall be deposited from Lime to time to the credit of the corporation in such banks, trust comparues or other depositories as the board of directors may select.

ARTICLE 6 - SHARES, CERTIFICATES FOR SHARES AND TRANSFER OF SHARES

SECTION 6.1 REGULATfON

The board of directors may make such rules and regulations as it may deem appropn:ue concemmg the issuance, trnnsfer and registration of certificates for shares of the corporation, mcluding the appointment of transfer agents and registrars.

SECTION 6.2 CERTIFlCATES FOR SHARES

Certificates representing shares of the corporation shall be respectively numbered serially for e; cb class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the cha.i:nnan or vice-chairman of the board of directors or by the president or a vtce president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary; provtded that such stgnatures may be facsimile if the certificate is counter-signed by a transfer agent, or registered by a registrar other than the corpormion uself or its employee. Each certificate shall st:1te the name of the corporation, the fact that the corporalion is organized or incorporated under the laws of the state of Nevada, the name of the person to whom tssued. the date of issue, the class (or scncs of any class), the number of shares representd Lhereby and the par value of the shares represented thereby or a statement that such shares are wtthout par value. A statement of the designations. preferences, qualifications. limitations, restrictions and special or rela11ve rights or the shares of each class sball be set forth tn fuJI or summarized on the face or back of the certificates which the corporation shall issue, or m lieu thereof, the cemficate may set fonh Lhat such a statement or summary will be furrushed to any shareholder upon request without charge. Each certificate shall be otherwise m such form as may be prescnbed by the board of dlrectors and as shall conform to the rules of any stock exchange on which tbe shares may be listed.

The corporation shall not issue certificates representing fractional shares and shall not be obligated to make any tranSfers creating a fractional interest in a share of stock. The corporation may, but shall not be obligated to, issue scrip in lteu of any fractional shares. such scrip to have terms and conditions specified by the board of directors.

SECTION 6.3 CANCELLATION OF CERTIACATES

All certificates surrendered to the corporntton for transfer shall be canceled and no new ceruficates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as herein provided wtlh respect to lost, stolen or destroyed certificates.

SECTlON 6.4 LOST, STOLEN OR DESTROYED CERTIFICATES

Any shareholder claiming that his or her certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of rhat fact and lodge the same wlth the secretary of the corporation, accompanied by a signed npplicauon for a new certificate. Thereupon, and upon the giving of a satisfacrory bond of mdemniry to the corporation not exceeding an amount double the value of lhe sbares as represented by such cenificate (the necessity for such bond and the amount required to be dete nnined by the president and treasurer of the corporation), a new cenificate may be issued of the same tenor and representing the same number. class and series of sh;u-es as were represented by the certificate alleged to be lost, stolen or destroyed.

SECTION 6.5 TRANSFER OF SHARES

Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in lhe Articles of Incorporation or authorized merein, shares of the corporation shall be transferable on the books o( !he corporotion by the holder thereof in person or by rus or her duly authorized anomey, upon the surrender and cancellation of a certificate or certificates for a like number or shares Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes ther¢for. the transferee shall be enmled to a new certificate or certtficates in heu thereof. As against the corporation, a tr.msfer of shares can be made only on the books of the corporation and m the manner hereinabove provided, and the corporation shall be entitled to treat the bolder of record or any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the pan of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the state of Nevada.
ARTICLE 7 - FISCAL YEAR

The fiscal year of the corporaoon shall end on the last day of June in each calendar year The fl:)cal year of the corporation may be changed by the affirmative vote of a majority of the board of directors.

ARTICLE 8 - DIVIDENDS

The board of dm:ctors may from ttme to time declare, and the corporauon may pay. djvidcnlls on w. outstanding shares tn the manner and upon the terms and condttions provtded by law and tts Arttcles of Incorporation.

ARTICLE 9 - CORPORATE SEAL

The board of directors shaU provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "CORPORATE SEAL.•

ARTlCLE 10 - WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of these bylaws or under the provisions of !he Articles of Incorporation or under the pro\•isions of lhe Chapter 78 of the Nevada Revised Statutes, or otherwise, a waiver thereof m wriung, stgned by the person or persons entitled to such notice, whether before or after the event or other circumstance requiring such nouce, shall be deemed equivalent to lhe givmg of such notice.

ARTICLE 11 - Al\1ENDMENTS

These bylaws may be al tered, amended or repealed and new bylaws may be adopted by a maJority of the dtrectors present at any meeting of the board of directors of the corporation at which a quorum is present.

ARTICLE 12 - EXECUTIVE COMlVIITf EE

SECTION 12.1 APPOINTMENT

The board of directors by resolution adopted by a majority of the full board, may designate two or more of its members to constitute an executive committee. The designation of such comminee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law

SECTION 12.2 AUTHORITY

The executive committee. when the board of directors is not in session. shall huvc and may ex :rctse all of the authority of the board of directors except to the extent, if any, that such aulhonty shall be limited by the resolmion appointing lhe executive committee and Cltcept also that the execunve commmec shall not have the autbonty of the board of directors in reference to amending the Anicles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substanually all of the propeny and assets of the corporation otberwase than in the usual and regular course of its business, recommendmg to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amendmg the bylaws of the corporation.

SECTION 12.3 TENURE AND QUAUFICATTONS

Each member of the executive commitlee shall hold office unul the next regular annual meeting of the board of directors following his or her designation and umll his or her successor 1s designated as a member ol the executive committee and is elected and qualified .

SECTION 12.4 MEETINGS

Regular meetings of the executive commmee may be bcld without nouce at such ume and places as the execurive committee may fix from time to time by resolution. Special meetings of the execut1ve committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeung, which notice may be wrinen or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed ro the member of the executive committee at his or her business address. Any member of the executive comminee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the execuuvc committee need not sta te the bustness proposes to be transacted at the meeting.

SECTION 12.5 QUORUM

A majority of the members of the executive commiuee shall constitute a quorum for the transaclion of business at any meeting thereof, and action of the executive committee must be authorized by the affinnanve vote of a maJOrity of the members present at a meeting at which a quorum as present.

SECTION 12.6 INFORMAL ACfJON BY EXECUTfVE COMMITTEE

Any action required or pennined to be taken by the executive committee at a meeting may be taken without a meeting if a consent in wnung, setting fonh the action so taken, shall be stgned by all of the directors entitled to vote wilb respect to the subject matter thereof.

SECI'!ON 12.7 VACANCIES

Any vacancy in the executive comnuttee may be filled by a resolution adopted by a majority of the full board of directors.

SECTION 12.8 REsiGNATIONS Ai"'D REMOVAL

Any member of the executive commitlee may be removed at any time with or wit:bout cause by resolution adopted by a majority of the full board of directors Any member of the executive commitree may resign from the executive comm1rtee at any lime by gtvmg wnuen notice to the president or secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignauon shall not be necessary to make it effecuve.

SECTION 12.9 PROCEDURE

The execuuve commltlee shall elect a presiding officer from tts members and may ru its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of tts proceedmgs and repon the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.

ARTICLE 13 - INDEMNIFICATION

SECTION 13.1 lNDEMNIFICATJON

The corporation may indemnifY any person who was or Is a party or is lhreatened to be made a pnny to any threatened, pending or completed action, suit or proceeding, whether civil, criminal. admmistrauve, or mvestigative, except an action by or m lhe nght of the corporation, by reason of the fact that he IS or was a director, officer, employee or agent of the corporation, or is or was servmg at the request of the corporation as a director, officer, employee or agent of another corporation, pannership, joint venture, trust or olher enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in seulemenr actually and reasonably mcurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe hls conduct as unlawful. The tennination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or us equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best mterests of the corporation, and that, with respect to any cn minal acuon or proceeding. he bad reasonable cause to believe his conduct wns unlawful.
The corporation may mdemnif} any person who wor is a pany or is threatened to be made a pany to any threatened, pending or completed action or suit by or in the nght of the corpora[ion to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation . or 1s or was servmg at the request of the corporation as a director, officer, employee or ageot of another corporation, partnership, joint venture, trust or other emerpnse against expenses, including amounts paid m settlement and anomeys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if be acted in good faith and in a manner whicll be reasonably believed to be in or not opposed to the best interest of the corporation. Indemnificatjon may not be made for any claim, issue or matter as to which such person has been adJudged by a coun of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in senlement to the corporation, unless and only to the extent that the coun m which the action or suit was brought or other competent jurisdiction detemtines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such ellpenses as the court deems proper.

SECflON 13.2 RIGHT TO INDEMNIFICATION

To the extent that a director, officer, employee or agent of the corporarion has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 13.1 and 13.2 of this Anicle 13, or in defense of any claim, issue or marter therein, the corporation shall indemnify him against ellpenses, including anomeys' fees, acrually and reasonably incurred by him in connection with the defense.

SECTION 13.3 GROUPS AUTHORIZED TO MAKE lNDEMNIFTCATION DETERMTNATrON

Any indemnification under Sections 13.1 or 13.2 of this Anlc1e 13, unless ordered by a court or advanced pursuant to Section 13.2, may be made by the corporation only as authoriUtl tn the specific case upon a determinauon that indemnification of the director, officer, employee or agent is proper in the ctrcumstances. The determination must be made: (a) by the stockholders; (b) by the Board of Directors by a maJority vote of a quorum consisung of directors who were not parries to the action, suit or proceeding; (c) tf a maJOrity vote of a quorum consisting of directors who were not panies to the action, suite or proceeding so orders. by independent legal counsel in a wrirten opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a wrinen opinion.

SECTION 13.4 PAYMENT AND ADVANCE OF ExPENSES

The expenses of officers and directors incurred in defending a civil or criminal action, suu or proceeding must be prud by the corporation as they arc incurred and i n advance of the final disposition of such ac ion. suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amoum if it IS ulumately determined by a coun of competent jurisdiction that be IS not entitled to be indemnified by the corporation The provisions of this Section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

CERTIFICATE

I hereby cenify that the foregoing bylaws, conststing of 15 pages, including this pnge, constirute the bylaws of ANNEX BUSTN ESS RESOURCES, INC. adopted by the board of directors of the corporauon as of May 16, 1997.

Ron Schlitt. Secretary